                                                                   EXHIBIT 10.11

                            JOINT VENTURE AGREEMENT

                                 by and among

                              OPTO-SENSORS, INC.

                                      and

                   ELECTRONICS CORPORATION OF INDIA, LIMITED

                        Dated as of 4th January, 1994.

                            JOINT VENTURE AGREEMENT
                            -----------------------


     THIS JOINT VENTURE AGREEMENT (this "Agreement") is made as of the 4th day of January, 1994 by and among Opto-Sensors,Inc. ("OSI"), a corporation organized under the laws of the State of California, U.S.A., and having its principal executive office at 12525 Chadron Avenue, Hawthorne, California 90250, U.S.A.; Electronics Corporation of India, Limited ("ECIL"), a corporation organized under the laws of India and having its registered office at Hyderabad, India (OSI and ECIL are collectively referred to as the "Stockholders"); and the Company (as defined in the first recital hereinbelow)).

     WHEREAS, OSI and ECIL desire to enter into this Agreement in order to, inter alia, organize a limited liability joint stock corporation under the laws of India (the "Company") to manufacture, assemble, test, market, sell and service the Products (as defined in Section 1.16 hereof) throughout India, and any other territories as are subsequently agreed upon in writing by both of the Stockholders (collectively, the "Territory"), on the terms and conditions set forth hereinafter; and

     WHEREAS, the parties hereto desire to proceed with the establishment and operation of the Company upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     As used in this Agreement, the following terms shall, unless the context otherwise requires, have the meanings respectively ascribed to them below:

     1.1  "ACT" shall have the meaning ascribed to it in Section 2.1 hereof.

     1.2 "AFFILIATE" shall mean any individual or entity which directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the party specified by virtue of fifty-one percent (51%) or greater direct or indirect equity ownership (excluding holdings by the Government of India and by the other Directors of the Company.)

     1.3 "ARTICLES" shall have the meaning ascribed to it in Section 2.5 hereof.

     1.4 "BUSINESS" shall have the meaning ascribed to it in Section 12.2 hereof.

     1.5 "COMPANY" shall have the meaning ascribed to it in the first recital hereto.

     1.6 "COMPONENTS" shall have the meaning ascribed to it in Section 6.1 hereof.

     1.7  "DEFAULTING STOCKHOLDER" shall have the meaning ascribed to it in
Section 3.5 hereof.

     1.8 "DISCLOSED PROPRIETARY TECHNOLOGY" shall have the meaning ascribed to it in Section 12.3 hereof.

     1.9  "ECIL" shall have the meaning ascribed to it in the preamble hereto.

     1.10 "EFFECTIVE DATE" shall have the meaning ascribed to it in Section 11.1 hereof.

     1.11 "FISCAL YEAR" shall have the meaning ascribed to it in Section 2.10 hereof.

     1.12 "LICENSES" shall have the meaning ascribed to it in Section 5.1 (a) hereof.

     1.13 "MEMORANDUM" shall have the meaning ascribed to it in Section 2.6 hereof.

     1.14 "OSI" shall have the meaning ascribed to it in the preamble hereto.

     1.15 "OWNERSHIP PERCENTAGES" shall have the meaning ascribed to it in
Section 3.2 hereof.

     1.16 "PRODUCTS" shall mean single and multi-energy X-ray baggage inspection systems, explosive detectors, walk-through metal detectors and related security products as itemized on Schedule A attached hereto.

     1.17 "PROPRIETARY TECHNOLOGY" shall mean engineering and technical data and information, know-how, trademarks and trade secrets, patentable and unpatentable inventions and confidential information.

     1.18 "RECIPIENT" shall have the meaning ascribed to it in Section 12.3 hereof.

     1.19 "RSPI" shall mean and refer to Rapiscan Security Products, Inc., a California corporation.

     1.20 "STOCKHOLDERS" shall have the meaning ascribed to it in the preamble hereto.

     1.21 "TERRITORY" shall have the meaning ascribed to it in the first recital hereto.

                                   ARTICLE 2
                             FORMATION OF COMPANY

     2.1  Formation: Within [fifteen (15)] days following the Effective Date,
          ---------
or, if not reasonably practicable within the aforesaid period, as soon thereafter as is reasonably practicable, the Stockholders shall cause the Company to be organized and registered under the Indian Companies Act, 1956 (the "Act"), as a limited liability joint stock corporation.

     2.2  Name: The name of the Company shall be "ECIL-RAPISCAN SECURITY
          ----
PRODUCTS LIMITED".

     2.3  Office: The registered office of the Company shall be located at
          ------
Hyderabad, India.

     2.4  Business Purposes: The general business purposes of the Company shall
          -----------------
be to: (i) arrange for the manufacture, assembly and testing of the Products in India, (ii) market and sell the Products throughout the Territory, (iii) service the Products sold throughout the Territory, and (iv) engage in such other activities as may be incidental or necessary to the foregoing.

     2.5  Articles of Association: The Articles of Association of the Company
          -----------------------
(the "Articles") shall conform with the terms and provisions of this Agreement and shall set forth such other provisions as are required under the laws of India or are generally included in articles of association of limited liability joint stock corporations organized under the Act.

     2.6  Memorandum of Association: The Memorandum of Association of the
          -------------------------
Company (the "Memorandum") shall conform with the terms and provision of this Agreement and set forth such other provisions as are required under the laws of India or are generally included in memoranda of association of limited liability joint stock corporations organized under the Act.

     2.7  Other Filings: The Stockholders shall at all times cause the Company
          -------------
to prepare and file all filings, reports, notices and other documents or instruments as may be necessary or appropriate to maintain the valid and legal existence of the Company under the laws of India.

     2.8  Organizational Expenses: All costs and expenses related to the
          -----------------------
organization and registration of the Company shall be borne and promptly paid by ECIL, provided that, the Company shall reimburse ECIL for the reasonable amounts of money actually spent by ECIL after January 1, 1994 in forming the Company and in obtaining the requisite approvals pursuant to Section 12.1 hereof. Such reimbursements shall exclude all costs and expenses incurred by ECIL (including legal and other professional fees) (i) in the drafting and finalizing of the Articles, the Memorandum and any other organizational document, and (ii) in their filing with the relevant authorities pursuant hereto.

     2.9  Ratification: As soon as practicable following its organization, the
          ------------
Stockholders shall cause the Company to ratify and confirm this Agreement through the execution hereof by its President and Financial Controller. Upon such execution, the Company shall become a party to, and shall be bound by all of the provisions of this Agreement.

     2.10 Fiscal Year: The fiscal year ("Fiscal Year") of the Company shall end
          -----------
on the 31st of March each calendar year.

                                   ARTICLE 3
                                CAPITALIZATION

     3.1  Capital Stock: The authorized capital stock of the Company shall
          -------------
consist of ten (10) lakh shares of a single class of equity shares having a par value of Ten Rupees (Rs.10) per share. Except as may be otherwise agreed upon in writing by the Stockholders, the Company shall have no other classes of capital stock.

     3.2  Initial Capital:  The initial paid-up capital of the Company shall
          ---------------
consist of the sum of Rs.50,00,000 (Rupees fifty lakhs). Within five (5) days after the Effective Date, each Stockholder shall subscribe for equity shares of the Company in the respective percentages (as may be modified in accordance with the terms hereof, from time to time, (the "Ownership Percentages") set forth opposite its name below:

                                 Subscription    Ownership
 Stockholder     No. of Shares      Price       Percentage
 -----------     -------------   ------------   ----------
    OSI             2,55,000       25,50,000         51%
    ECIL            2,45,000       24,50,000         49%
TOTAL               5,00,000       50,00,000        100%

     3.3  Payment: All subscriptions by the Stockholders for the Company's
          -------
shares pursuant to Section 3.2 hereof shall be at par value, and shall be payable by each Stockholder by wire transfer of available funds immediately to a bank account of the Company within three (3) days of the Effective Date. Notwithstanding the foregoing, any payment to be made by OSI under this Section 3.3 shall be subject to and conditioned upon any and all governmental approvals, permits, or consents required under any law, rule, regulation or administrative practice applicable to a funds transfer from a bank located in the United States to a bank located in India.

     3.4  Additional Capital:  Stockholders' Loans:
          ------------------   -------------------

          (a) The Stockholders shall contribute additional equity capital to the Company in proportion to their respective, then existing Ownership Percentages for purposes of the business and operating needs of the Company. In addition, the stockholders hereby agree to loan the following respective amounts to the company, on such terms and conditions as are mutually agreed to by the Stockholders, within ninety (90) days of the Effective Date:

        Stockholder                 Amount
        -----------                 ------

          OSI                 Rs.  16,32,000
          ECIL                Rs.  15,68,000

          (b) The issuance price and number of shares of capital stock to be issued by the Company to the Stockholders in exchange for additional equity capital contributions and the time and manner of payment therefor shall be set forth in a written notice of capital call which shall be given by the Board of Directors of the Company to the Stockholders no less than twenty (20) days prior to the date specified in such notice for the contribution of additional capital. Except as may be otherwise mutually agreed upon in writing by the Stockholders, no Stockholder shall have any obligation to contribute additional capital to the Company other than as provided in this Section 3.4.

     3.5  Defaults: Failure by a Stockholder (the "Defaulting Stockholder") to
          --------
contribute its pro-rata share of additional equity capital pursuant to Section
3.4 in the time and manner specified in the notice provided therefor shall constitute a material breach of this Agreement for purposes of Section 11.3(10) hereof. Notwithstanding the foregoing, the other Stockholder shall have the option in its absolute discretion to waive the default by a Defaulting Stockholder for purposes of Section 11.3(10) by a written waiver signed by the other Stockholder, provided, however, that no such waiver shall be deemed a continuing waiver or a waiver of any subsequent default under this Section 3.5 or of any other right or obligation under this Agreement. In the event of a waiver hereunder by the other Stockholder, the Ownership Percentage of each of the Stockholders shall be redetermined as of the date the additional equity capital contribution is made by the other Stockholder and shares of the Company's capital stock are exchanged therefor to equal each Stockholder's respective percentage ownership of the then total outstanding shares of the capital stock of the Company.

     3.6  Preemptive Rights: Except as may be mutually agreed otherwise in
          -----------------
writing by the Stockholders, each Stockholder shall have a pre-emptive right vis-a-vis third parties to subscribe for and to purchase a portion of any new issuance of shares of capital stock by the Company in such amount as would be necessary for such Stockholder to maintain its respective, then existing Ownership Percentage.

     3.7  Financing: The Stockholders shall cause the Company to the maximum
          ---------
extent practicable to borrow funds upon commercially reasonable terms and conditions from such commercial banks or other financial institutions as may be consistent with reasonable and prudent business practices for purposes of financing the Company's business and operating needs. Except as may be expressly agreed to in writing by both of the Stockholders, neither Stockholder shall have any obligation or commitment, except as otherwise expressly provided in Section 3.4(a) hereof, to loan funds to or to guarantee the borrowings of the Company, or to extend such Stockholder's own credit on behalf of the Company.

     3.8  Company Banks. The Stockholders shall cause the Company to establish
          -------------
[lines of credit, deposit accounts and CC A/c] with no less than two commercial banks of established reputation organized under the laws of India. The foregoing commercial banks of the Company shall be jointly selected in good faith consultation between the Stockholders.

                                   ARTICLE 4
            JOINT REPRESENTATIONS AND COVENANTS OF THE STOCKHOLDERS

     4.1  Representations and Warranties:  Each Stockholder represents and
          ------------------------------
warrants to the other Stockholder that: (i) it is a corporation duly organized, validly existing and in good corporate standing under the laws of its jurisdiction of incorporation, (ii) it has full corporate power and authority to enter into and to perform this Agreement, and (iii) its execution and performance of this Agreement will not violate any provision of applicable law or regulation or its organizational instruments, and will not result in any material breach of any material contract or agreement by which it is bound.

     4.2  Good Faith: Each Stockholder hereby agrees to exercise good faith at
          ----------
all times when dealing with the other Stockholder and with the Company, and to affirmatively promote and further the business and best interests of the Company.

                                   ARTICLE 5
                              UNDERTAKINGS OF OSI

     5.1  Furnishing of Technology:
          ------------------------

          (a) OSI shall cause RSPI to grant a license to ECIL and the Company, for the term of this Agreement or such shorter period as the Company and ECIL duly perform and observe their obligations hereunder, of that portion of RSPI's Proprietary Technology necessary to enable ECIL and the Company to manufacture, assemble and test or to arrange for the manufacture, assembly and testing of the Products in the Territory (the "Operations"). OSI confirms that the Proprietary Technology of RSPI covered by the License shall be sufficient to permit the manufacture and assembly of the Products in complete form by the Company (or its sub-contractors) as contemplated hereunder. Notwithstanding Section 11.4 (b) hereof, and subject to terms and conditions that are agreed upon by the Stockholders prior to the termination of the Agreement, contemporaneously with the expiry of the natural term of this Agreement pursuant to Section 11.2 hereof, OSI shall cause RSPI to grant to the Company (i) a license to RSPI's Proprietary Technology required by the Company in its Operations, and (ii) any additional licenses granted pursuant to Section 5.1 (b) hereof (collectively the "Licenses").

     (b) OSI shall cause RSPI to grant a license to ECIL and the Company, for the term of this Agreement or such shorter period as the Company and ECIL duly perform and observe their obligations hereunder, of any improvements developed by RSPI pertaining to the manufacture of the Products or their sale and distribution, and such improvements to the Products, as would be conducive to the furtherance of the business purposes described in Section 2.4 hereof. Nothing contained in this Section 5.1(b), however, shall be construed as requiring OSI to cause RSPI to furnish or disclose to the Company or to ECIL any information or data which RSPI or OSI is prohibited from transferring or disclosing by virtue of any restriction or obligation under any other agreements to which RSPI or OSI is a party or which RSPI is prohibited from transferring or disclosing under any applicable laws, rules or regulations.

     (c) The board of directors of RSPI hereby agree to pass a resolution setting forth the terms necessary for the licensing of technology to the Company and by ECIL as more fully set forth in Section 5.1 (a) and 5.1 (b) hereof, and in the event RSPI is disassociated from OSI this Agreement shall remain in full force and shall be deemed to have the same effect as though executed by RSPI.

     (d) RSPI hereby agrees to indemnify the Company and ECIL against any disputes or suits filed for the infringement of RSPI patents or other RSPI patent rights relating to the Proprietary Technology used in the Product.

     (e) ECIL hereby agrees to indemnify the Company and OSI for the infringement of any patent or patent rights in respect of the Trent I technology being provided by ECIL to the Company pursuant hereto.

     5.2  Inspection of Machinery and Supplies:  OSI shall inspect the machinery
          ------------------------------------
and other items to be purchased from RSPI and its Affiliates by or on behalf of the Company before they are dispatched to the Company.

     5.3  Training of Company's Personnel:  OSI shall train in India, with
          -------------------------------
ECIL's assistance, such number of personnel as are reasonably required by the Company so as to fulfill the business purposes of the Company more fully set forth in Section 2.4 hereof.

                                   ARTICLE 6
                          UNDERTAKINGS OF THE COMPANY

     6.1  Purchase Obligations:  The Company hereby agrees to purchase all the
          --------------------
components initially required to manufacture the Products (the "Components") from OSI, or from other suppliers suggested by OSI, at a mutually agreeable price. However, if Components of similar quality and at similar or cheaper cost are manufactured and are available in a timely manner in India or abroad, the Company may at its discretion purchase such cheaper Components. All the Products manufactured by ECIL on behalf of the Company will be purchased by the Company on such terms, including price, as shall be negotiated by ECIL and the Company in good faith. However, if the Products manufactured by ECIL on behalf of the Company are available from any source whatsoever, at a cheaper price, after factoring into such price all applicable duties (payable abroad or in India), and are of the same quality as the Products manufactured by ECIL, the Company may at its discretion purchase such cheaper Products. The initial prices of the Components and the Products are set forth on Schedules "B" and "C" attached hereto and such Schedules are subject to revision from time to time depending on changes in the cost of inputs.

     6.2  Supply of Components and Technology:  The Company hereby agrees to
          -----------------------------------
provide ECIL with the Components necessary for ECIL to manufacture the Products on behalf of the Company.

                                   ARTICLE 7
                             UNDERTAKINGS OF ECIL

     7.1  Manufacture of Products: ECIL hereby agrees to manufacture the
          -----------------------
Products for and on behalf of the Company. ECIL shall have the right to sub-contract various sub-assemblies of the Products (including the conveyor frame, PCB Blanks and other mechanical fabricated parts). However, all such subcontracts entered into by ECIL shall be at the risk of ECIL, and ECIL shall make good any loss caused to the Company due to defective parts, workmanship, delay in delivery or otherwise in connection with any such subcontract. ECIL agrees that without the prior written consent of OSI and the Company it will not sell the Products to any person or entity other than the Company.

     7.2  Governmental Approvals:  ECIL shall be responsible for obtaining, and
          ----------------------
shall use its best efforts to obtain, all the necessary governmental approvals for the formation of the Company, or for any of the other matters covered by this Agreement, including all necessary approvals of the Government of India and all other relevant Indian State Governments, but excluding all necessary approvals of any United States governmental entities.

     7.3  Installation and Servicing of Products:  ECIL shall use its marketing
          --------------------------------------
and servicing network to the extent necessary or desirable for the installation and servicing of the Products, if so requested by the Company, at a price and on such other terms to be mutually agreed upon by ECIL and the Company.

                                   ARTICLE 8
                                   DIVIDENDS

     8.1  Dividend.  The Company's Board of Directors shall determine the amount
          --------
and the timing of the declaration and the payment of any dividend by the Company to the Stockholders. The dividend payable to OSI shall be paid by the Company in U.S. dollars net of taxes, and all such taxes shall be paid by the Company.

                                   ARTICLE 9
                           MANAGEMENT AND OPERATIONS

     9.1  Directors:  The Board of Directors of the Company (the "Board") shall
          ---------
consist of six (6) or eight (8) members represented equally by OSI and ECIL.
The Chairman of the Board of Directors shall be the Chairman of the Board of Directors of ECIL, who shall be included in the total number of directors nominated by ECIL pursuant hereto. The Stockholders shall vote their respective shares for the election of the directors so nominated and, in the event of a vacancy for any reason on the Board, shall vote their respective shares for the election of a replacement director nominated by the Stockholder which had nominated the director whose death, resignation or removal had resulted in such vacancy. The term of a director of the Company shall be for one year or until the general meeting of the Company's stockholders following his or her appointment, whichever is later.

     Veto Powers of the Chairman of Board:  The Chairman shall have no veto
     ------------------------------------
powers on any of the issues that come before the Board.

     9.2  Initial Directors:  The Stockholders shall appoint, within five (5)
          -----------------
business days of the Effective Date, the following persons to be the initial directors of the Company:

          CHAIRMAN            Dr. C. RAO KASARABADA.
          MANAGING DIRECTOR   L. SATYANARAYANA
          DIRECTOR            K.S. MURTHY
          DIRECTOR            DEEPAK CHOPRA
                              ALTERNATE: Y.K. MEHTA/TOM SCHORLING
          DIRECTOR            AJAY MEHRA
                              ALTERNATE: ANTHONY CRANE/R.L.
                              CHOPRA
          DIRECTOR            BRIGADIER R.K. MEHTA

     9.3  Auditors:  The Company shall have one (1) independent auditor to be
          --------
jointly selected by the Stockholders, provided, however, that the Company's initial independent auditor shall be M/S. Bhaskar Rao & Co., Chartered Accountants.

     9.4  Initial Officers:  The Stockholders shall cause the Board nominated
          ----------------
pursuant hereto to appoint, within [ten (10)] business days of the Effective Date, the following persons to the respective offices set forth opposite their names as the initial officers of the Company:

          PRESIDENT                 L. SATYANARAYANA
          FINANCIAL CONTROLLER      D.V. SARMA
          COMMERCIAL MANAGER        BRIGADIER R.K. MEHTA
          (DIRECTOR MARKETING)


The term of the foregoing initial officers shall be one year initially and two years thereafter.

     9.5  Permanent Management:
          --------------------

          (a)  Board of Directors:  The business of the Company shall be managed
               ------------------
by or under the direction and supervision of the Board, which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute, the Articles, the Memorandum or this Agreement specifically directed or required to be exercised or undertaken by the stockholders of the Company.

          (b) Officers.  The officers of the Company shall be appointed by the
              --------
Board and shall consist of:

          (1)  a President
          (2)  a Financial Controller
          (3)  a Commercial Manager
          (4)  a Marketing Executive
               (i.e., Director Marketing)

     Any number of offices may be held by the same person, unless the Articles otherwise provide. The Board shall, on the first anniversary of the date of the formation of the Company, appoint each of the officers of the Company. The officers of the Company so appointed shall serve for terms which shall be set forth in the respective contracts of appointment.

     9.6  Board Meetings:
          --------------

          (a) General:  All matters pertaining to actions and meetings by and of
              -------
the Board shall be governed by the Articles which shall incorporate all of the relevant terms hereof, provided that, the Articles shall include a provision
                       -------- ----
that all Board of Directors meetings shall be held in New Delhi, Bombay or in any other place that may be mutually convenient.

          (b) Quorum Requirement:  1/3rd of the total strength of Directors (any
              ------------------
fraction contained in that 1/3rd being rounded off as one) or two Directors (whichever is higher) shall constitute the quorum for a Board of Directors meeting, provided that, at least one Director nominated by ECIL and one Director
         -------- ----
(or an alternate Director) nominated by OSI present at the meeting shall be required to constitute such quorum.

          (c) Notice Requirement:  Written notice of an extraordinary general
              ------------------
meeting of the Company's Board of Directors stating the place, date and hour of the meeting shall be given to each Director not less than twenty one (21) nor more than sixty (60) days before the date of such meeting. Any documents to be reviewed or discussed at such meeting shall accompany such notice.

          (d) Written Consent in Lieu of Meeting.  Except as otherwise expressly
              ----------------------------------
provided in the Act, a resolution in writing, executed by all of the members of the Board of Directors or of a committee thereof entitled to receive notice of a meeting of the Board of Directors or of such committee, shall be valid and shall have the same effect as if passed at a meeting, of the Board or of such committee, duly convened and held.

     9.7  Stockholder Meetings:
          ---------------------

          (a) General and Extraordinary General Meetings:  The time and place of
              ------------------------------------------
all general and extraordinary general meetings of the Company's stockholders shall be as provided for in the Articles.

          (b) Notice Requirement:  Written notice of an extraordinary general
              ------------------
meeting of the Company's stockholders stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than twenty one (21), nor more than sixty (60), days before the date of the meeting. Any documents to be reviewed or discussed at such meeting shall accompany such notice.

          (c) Quorum Requirement:  A minimum of two stock/shareholders holding
              ------------------
in aggregate 50% of the Company's issued and paid-up share capital/stock and entitled to vote thereat, present in person, or represented by proxy, shall constitute a quorum at all meetings of the share/stockholders of the Company for the transaction of business, except as otherwise provided by a statute or the Articles. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          (d) Proxy Rights:  A stockholder of the Company shall be entitled to
              ------------
exercise its right to vote at general and extraordinary general meetings of stockholders by proxy, and the holder of any such proxy shall not be limited to a stockholder of the Company.

          (e) Matters Reserved Exclusively for and Requiring Majority of
              ----------------------------------------------------------
Stockholders:  The following actions of the Company shall be decided solely by
------------
the affirmative vote of the majority of the stockholders of the Company, and without any approval by the Board:

          (1) the sale by the Company of its shares of stock in a public offering;

          (2) the declaration by the Company of a dividend on its capital stock;

          (3) the acquisition by the Company of any interest in the legal or beneficial ownership of any other corporation or business association;

          (4)  the formation of a subsidiary corporation by the Company;

          (5)  adoption and amendment of the Articles;

          (6)  adoption and amendment of the Memorandum;

          (7)  issuance by the Company of any bonds or debentures;

          (8) borrowing money in an amount which, together with the aggregate balance of all outstanding borrowings, exceeds 300% of the paid-in capital of the Company;

          (9)  voluntary winding up of the Company;

          (10) transfer of all or a substantial portion of the Company's business or assets; and

provided that, Subsections (1),(5),(6) and (9) herein above require the
-------- ----
affirmative vote of a 2/3rd majority of the stockholders of the Company.

     9.8  Financial Statements:  The Company shall maintain true and accurate
          --------------------
books of account and records in accordance with Indian generally accepted accounting principles consistently applied. The Company shall provide each of the Stockholders with (i) interim internal financial reports every one (1) month, consisting of an income statement, a balance sheet, and a cash flow statement, and (ii) an audited financial report (within ninety (90) days after the close of each Fiscal Year.

     9.9  Access to Books/Records:  Access to the books and records of account
          -----------------------
of the Company shall be made available to the Stockholders or their authorized representatives at all reasonable times during normal business hours. Whenever reasonably so requested by a Stockholder, the Company shall make information regarding its business operations and financial condition available to such Stockholder.

                                  ARTICLE 10
                                SHARE TRANSFERS

     10.1 Stock Transfers:
          ---------------

          (a) Each of the Stockholders agrees not to sell, assign, pledge or in any manner transfer title or right to, or otherwise encumber, any of the Company shares held by it, without the prior approval of the Board. All stock certificates which the Company issues shall bear a legend as follows: "Any transfer of the shares of stock of the Company shall be subject to approval of the Board of Directors of the Company."

          (b) If a Stockholder which desires to transfer its shares to a specified third party, other than an Affiliate of said Stockholder, has received the prior approval of the Board, said Stockholder (the "Transferor") may sell any or all of the Company shares owned by it to said third party which has made a bona fide offer to purchase any or all of the Company shares owned by it, provided that in such case the Transferor shall give prior written notice to the Company and first offer and give the other Stockholder an opportunity to purchase the shares on the same terms and conditions as offered by the specified third party. if all the shares offered as aforesaid are purchased by the other Stockholder, the necessary transfer shall be effected forthwith.

          (c) When such offered shares are not all purchased and paid for in full by the other Stockholder within sixty (60) days of the initial offer by the Transferor to the other Stockholder, the Transferor shall have the right to either itself retain the remaining unsold shares or sell the remaining unsold shares to the aforesaid third party on the identical terms and conditions described in the prior written notice to the Company.

          (d) Any notice made pursuant to subsection (b) of this Section 10 shall be made in writing and shall identify the proposed transferee to whom the Transferor desires to sell shares, and shall contain the specific terms and conditions of the offer.

          (e) The options open to the Transferor pursuant to subsection (c) above shall be exercised within sixty (60) days of it having been ascertained that the shares are not to be purchased and paid for in full by the other Stockholder within said period of sixty (60) days, failing which the Transferor shall be deemed to have elected to retain all the shares originally offered.

          (f) In any transfer of Company shares from a Stockholder, the transferee shall submit to the Company and the non-transferring Stockholder an agreement by such transferee to take the place of the Transferor with respect to, and to be bound as a party to, this Agreement and to assume such of the rights and obligations of the Transferor hereunder as they relate to such transferee as the holder of the shares being transferred.

                                  ARTICLE 11
               EFFECTIVE DATE, TERM, TERMINATION AND EXPIRATION

     11.1 Effective Date: This Agreement shall come into effect upon this
          --------------
Agreement getting the required approval from all the requisite Government agencies (the "Effective Date").

     11.2 Term:  This Agreement shall be valid and in force commencing on the
          ----
Effective Date, and will continue until expiration on eight (8) calendar years from the Effective Date, unless earlier terminated as provided in this Agreement, or extended by written agreement of the parties hereto. Notwithstanding the aforesaid, in the event the Licenses to the Company are further granted pursuant to the provisions of Section 5.1(a) hereof, the material provisions of this Agreement enabling the Company to effectively make use of the Licenses shall remain in full force and effect.

     11.3 Termination of the Agreement:
          ----------------------------

     This Agreement shall terminate upon the occurrence of any of the following events:

          (1)  mutual written agreement of the Stockholders;

          (2) the sale or other disposition of all of the Company's assets and the receipt by the Stockholders in cash of the proceeds thereof;

          (3)  the dissolution of the Company;

          (4) a trustee, receiver or liquidator is appointed for all or a substantial part of the assets or property of either Stockholder;

          (5) a voluntary petition in bankruptcy or a voluntary winding-up petition is filed with respect to either Stockholder, or an involuntary petition is filed and is not dismissed within ninety
               (90) days after filing;

          (6) the interests of either Stockholder are assigned for the benefit of creditors;

          (7)  either Stockholder ceases the active conduct of its business;

          (8)  either Stockholder dissolves or liquidates; or

          (9) either Stockholder is in material breach or default under this Agreement.

In the event of termination pursuant to the provisions of clauses (4), (5), (6),
(7), (8), (9), (10) (a "Stockholder Termination"), the other Stockholder may, for thirty (30) days after the occurrence of the event referenced therein, purchase the shares of Company stock of the affected Stockholder at a price which shall be the higher of the book value or the fair market value of the shares as shall be determined by an independent valuer which shall be retained by mutual agreement of the Stockholders. In the event that ECIL purchases the Company's Stock pursuant hereto, any and all sums of money due to OSI thereby shall be paid to OSI in US dollars, net of Indian taxes. Any purchase of shares of Company stock by OSI shall be subject to and conditioned upon compliance with the legal requirements referred to in Section 3.3 hereof, and any payment to ECIL pursuant thereto shall be net of Indian taxes, if any.

     11.4 Effect of Termination and Expiration:
          ------------------------------------

          (a) Termination or expiration of this Agreement shall not affect any obligations of either of the Stockholders hereunder which have accrued but are not discharged prior to such termination or expiration, nor affect the rights of either Stockholder to recover damages from the other Stockholder by reason of any breach of this Agreement which has accrued prior to or would by its nature accrue after such termination or expiration.

          (b) Upon termination or expiration of this Agreement, and subject to
Section 5.1(a) hereof, all of the Proprietary Technology which OSI caused RSPI to deliver or transmit to ECIL or the Company, including the Proprietary Technology more fully set forth on Schedule B hereto (the "Schedule B Technology"), shall be returned forthwith by ECIL and the Company to RSPI, or shall be destroyed under supervision of OSI. Immediately upon such termination or expiration, ECIL and the Company shall cease making use of such Proprietary Technology, except as otherwise provided for herein, in each of its (or any of its subcontractors') manufacturing or assembly operations.

          (c) If the joint venture cannot be formed due to the acts of the Government of India or subsequent to the Company being formed, RSPI withdraws from this Agreement due to acts beyond its control, the joint venture goals shall be pursued by ECIL, and RSPI shall fulfill its obligations for the duration of the Agreement and shall abide by the non-competition clause set forth in Section 12.2 hereto. ECIL shall thereafter pay OSI a license fee on the sale of every x-ray system sold by ECIL or its

Affiliates which fee shall be US $5000 per X-ray system if such system sells for between US $60,000 - $63,000; US $4,500 per system if such system sells for between US $55,000 - $59,999; US $4,000 per system is such system sells for between US $50,000 -$54,999. In the event the x-ray system sells for an amount in excess of US $ 63,000, the license fee shall be an amount greater than US $5,000 and shall be negotiated in good faith by ECIL and OSI. In addition, ECIL hereby agrees that it shall purchase a minimum of one hundred and fifty (150) multi-energy units, as more fully described in Schedule B hereto, from RSPI, over a period of five years from the date of termination or withdrawal hereof, for a sum of US $21,000 per unit.

                                  ARTICLE 12
                                 MISCELLANEOUS

     12.1 Government Approvals:  ECIL hereby agrees, from time to time as
          --------------------
required by applicable Indian law, rule, regulation or administrative practice, to make any and all required notifications or filings with the Indian government and to expeditiously obtain all required Indian government and Reserve Bank of India approvals, permits or consents required for this agreement to be effective and so that the Company and the joint venture contemplated hereby shall be in full compliance with the laws of India.

     12.2 No Competition:  Except to the extent otherwise provided herein, the
          --------------
Stockholders shall not, other than through the Company, have any interest in the manufacturing, assembling, testing, marketing, selling or servicing of the Products, or in the operating of any business identical or substantially similar to the business of the Company (the "Business"), within the Territory as long as each shall remain a Stockholder of the Company, and for a period of five (5) years thereafter. In the event of a Stockholder Termination, the affected Stockholder shall not purchase, sell or operate any business similar to the Business in the Territory, for its own account or otherwise, or hold shares of stock in any other company engaged in the business of operating a Business in the Territory, whether or not such other company is an Affiliate of the said Stockholder, for a period of seven (7) years from the date thereof. The applicability of this Section 12.2 to each Stockholder shall survive the termination or expiration of this Agreement.

     12.3 Non-Disclosure:  ECIL and the Company each acknowledges that the
          --------------
Proprietary Technology of RSPI disclosed to it (as such, a "Recipient") pursuant to the terms hereof (the "Disclosed Proprietary Technology") is considered to be a valuable proprietary asset of RSPI and hereby agrees that disclosure to a Recipient by RSPI of any of the Disclosed Proprietary Technology, whether written, oral, or in machine-readable form, is made in strictest confidence. In addition:

          (a) Each Recipient will ensure that the confidentiality and secrecy of the Disclosed Proprietary Technology is maintained. Each Recipient agrees to take all steps necessary to avoid any unauthorized disclosure, use, or publication of the Disclosed Proprietary Technology.

          (b) Each Recipient may disclose the Disclosed Proprietary Technology to its own employees to whom it shall be reasonably necessary in order to further Recipient's business relationship with OSI as contemplated hereunder. Each Recipient agrees that it shall take appropriate action (by instructions, agreement, or otherwise) with such employees in order to satisfy Recipient's obligations under this Agreement with respect to use, copying, protection, and security of the Disclosed Proprietary Technology.

          (c) Each Recipient agrees not to print or copy, in whole or in part, any documents or magnetic media containing any of the Disclosed Proprietary Technology without the prior written consent of OSI.

          (d) Each Recipient agrees not to disclose any of the Disclosed Proprietary Technology to any entity outside of said Recipient without the prior written consent of OSI, and without first obtaining from each such entity an agreement substantially identical to the provisions of this Section 12.3 in form.

          (e) Each Recipient agrees to use the Disclosed Proprietary Technology only in furtherance of its business relationship with OSI as contemplated hereunder.

          (f) The Disclosed Proprietary Technology will not be used by ECIL or the Company to provoke an interference with any patent application which RSPI has filed with respect to the Disclosed Proprietary Technology, and will not be used to amend any claim in any pending patent application to expand the claim to read on, cover, or dominate any invention (whether or not patentable) disclosed in the Disclosed Proprietary Technology.

     (g) Each Recipient agrees not to otherwise use or dispose of the Disclosed Proprietary Technology except with the prior written consent of OSI. OSI's consent may be withheld for any reason or no reason, and may be granted upon such terms as OSI may establish from time to time.

     (h) The Disclosed Proprietary Technology shall remain the property of RSPI.

     The provisions of this Section 12.3 are binding upon each Recipient and its directors, employees, agents and subcontractors as long as any part of the Disclosed Proprietary Technology disclosed or delivered to Recipient remains confidential, except that said Recipient has no such obligation with respect to any Disclosed Proprietary Technology which (a) is already known to Recipient; (b) is or becomes publicly known through no wrongful act of Recipient; (c) is disclosed to Recipient by a third person not in violation of any obligation of non-disclosure owed to OSI or RSPI; or (d) is approved for release by written authorization of OSI. Each Recipient has the burden of proving the applicability of any of the above exceptions. OSI has the right to inspect Recipient's records to determine the source of any Disclosed Proprietary Technology claimed to be within any of the above exceptions.

     12.4 Improvements and Developments:  As part consideration for OSI's
          -----------------------------
causing RSPI to grant to ECIL and the Company the Licenses, any improvement to the Products or the Proprietary Technology made by ECIL or by the Company shall be the sole property of OSI. If any patents result from any such improvements, such patents shall be solely owned by OSI, and the Company shall be granted a no-cost transferable shop rights license for such patents for the life of the patents. ECIL and the Company agree to promptly disclose any and all such improvements (including inventions) to OSI, and to cooperate in securing and perfecting any protectable intellectual property rights to such improvements. Any inventions, developments, or patents relating to the Products and resulting from sole development by OSI, or by OSI in conjunction with other parties, shall be the sole property of OSI, and the Company shall be granted an option to include in the Licenses any such inventions, developments or patents.

     12.5 Arbitration:  Any and all disputes between the Stockholders arising
          -----------
from or in connection with this Agreement shall be amicably and promptly negotiated upon consultation in good faith between the Stockholders. Each of the Stockholders agrees that, if an amicable settlement is not reached within thirty (30) days after commencing consultation, the dispute shall be settled exclusively by arbitration in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce conducted in the place where the principal office of the Stockholder not initiating the arbitration is located, and the arbitration award shall be final and binding upon the Stockholders for all purposes hereof and (nay thereafter be enforced by any court having jurisdiction. The arbitration shall be conducted in the English language. Any arbitration award shall include attorneys' fees for the prevailing party.

     12.6 Governing Law:  The construction, validity and performance of this
          -------------
Agreement shall be governed by the laws of India, provided, however, that the construction, validity and performance of Sections 3.3 and 12.5 hereof shall be governed by the laws of the State of California, U.S.A.

     12.7 Counterparts: This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.8 Assignment:  Neither this Agreement nor any right or obligation
          ----------
provided for herein is assignable in whole or in part by any party hereto without the prior written consent of the other parties hereto.

     12.9 Integration:  This Agreement constitutes the entire understanding
          -----------
among the parties, and supersedes any previous understandings, written or oral, which the parties may have reached, with respect to the subject matter hereof.

     12.10 Modification: No modification or amendment hereof shall be valid or
           ------------
binding upon the parties unless agreed to in writing by each of the parties hereto.

     12.11 Force Majeure:  No failure or omission by any party to carry out or
           -------------
observe any of the terms or conditions of this Agreement shall, except as herein expressly provided to the contrary, give rise to any claim against the party in question or be deemed a breach of this Agreement by such party if such failure or omission arises from any extraneous cause entirely beyond the control of that party.

     12.12 Notices:  All notices, requests, demands and other communications
           -------
hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed by registered or certified mail to the addresses hereinafter set forth or at such other addresses as may be designated in writing by notice given hereunder to the other parties. The date of the giving of such notices, requests, demands, and other communications shall be deemed to be the date of the posting of the mail, if so mailed, or the date of delivery, if delivered other than by registered or certified mail.


     TO OSI  -      M/S Opto-Sensors Inc.
                    12525 Chadron Avenue
                    Hawthorne, California 90250, USA.

     TO ECIL  -     M/S Electronics Corporation of India Limited,
                    ECIL P.O., Hyderabad-500 762 A.P., India.

     TO THE COMPANY -  M/S Ecil-Rapiscan Security Products
                    [address to be determined]

     12.13 Non-Waiver of Right:  The failure of any party to enforce at any time
           -------------------
any of the provisions hereof shall not be construed to be a waiver of any such provisions or a waiver of the right of such party thereafter to enforce any such provisions. No waiver by a party of any right hereunder shall be deemed a waiver of any other right.

     12.14 Severability:  The provisions of this Agreement shall be deemed
           ------------
severable, and in the event that any term or provision of this Agreement shall be held invalid, illegal or unenforceable, the remainder of the terms and provisions of this Agreement shall not be affected by such invalidity, illegality or unenforceability, and this Agreement shall be interpreted and construed as if such term or provision had never been contained to the extent that the same shall have been held to be invalid, illegal or unenforceable.]

     12.15 Headings:  The headings of Sections used in this Agreement are
           --------
inserted for convenience of reference only and shall not affect the interpretation of the respective Sections of this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf on the day and year set forth across its signature below.

                                    OPTO-SENSORS, INC.
WITNESS:



                                    By:  /s/Deepak Chopra
                                         ------------------

1.                                  Its:    CEO Chairman
                                         ------------------

2.                                  Name:   Deepak Chopra
                                         ------------------

                                    ELECTRONICS CORPORATION OF
                                    INDIA LIMITED



                                    By:  /s/
                                         ------------------
1.                                  Its: __________________
2.                                  Name:__________________

                                  SCHEDULE A

X-Ray System
------------

Rapiscan current Multi-Energy Security X-Ray Inspection System including:

          1.   All mechanical drawings of the Rap 2, Rap 17, Rap 14

          2. X-Ray generator manufacturing drawings including mechanical, electrical, and schematics, test procedures.

(The Trent I Image Processor PCB and the A to D Converter PCB manufacturing drawings will be licensed after 12 months of the Effective Date. Maintenance documentation will be provided immediately).

                                  SCHEDULE B


                RAPISCAN2 MULTI-ENERGY MACHINE (90 MC X 80 CM)
                ----------------------------------------------

                 36       EACH      LARGE         DETECTORS
                 36       EACH      SMALL         DETECTORS
                 9        EACH      PCB DIODE ARRAY
                 9        EACH      PCB DIODE ARRAY
                 1        EACH      PROCESSOR PCB TRENT I
                 1        EACH      X-RAY CONTROL PCB
                 1        EACH      CONTROL PANEL
                 2        EACH      PHOTOCELLS
                 1        EACH      ENCODER
                 1        EACH      X-RAY TUBE
                 1        LOT       INDICATOR LIGHTS, SWITCHES,
                                    COMPONENTS, CABLES,
                                    MISCELLANEOUS PARTS

                 TOTAL KIT PRICE  (F O B)  U.S. $ 16,000

                                  SCHEDULE C

         MULTI ENERGY XBIS 9080 - ECIL'S SCOPE OF SUPPLY

     1.  Conveyor Frame and L.S Box

     2.  X-Ray Generator Housing and Collimator

     3.  Conveyor Belt

     4.  Conveyor Rollers

     5.  Control Desk

     6.  Lead Flaps

     7.  14" Color Monitors

     8.  Drum Monitor

     9.  X-Ray Control PSU (Power Supply)

     10.  DC-DC Voltage Control PCB

     11.  IR Interface PCB

     12.  IR Supply PCB

     13.  Torroidal Transformer (Mains)

     14. Miscellaneous hardware, final assembly, testing and packaging for delivery.

Transfer Price U.S. $13000 (inclusive of customs duty, but exclusive of local
--------------------------
duties and taxes).

                                   SCHEDULE A



       RAPISCAN2 MULTI-ENERGY MACHINE [OR SIMILAR MODEL] (90 MC X 80 CM)
       -----------------------------------------------------------------

               36   EACH      LARGE         DETECTORS
               36   EACH      SMALL         DETECTORS
                9   EACH      PCB DIODE ARRAY
                9   EACH      PCB DIODE ARRAY
                1   EACH      PROCESSOR PCB TRENT I
                1   EACH      X-RAY CONTROL PCB
                1   EACH      CONTROL PANEL
                2   EACH      PHOTOCELLS
                1   EACH      ENCODER
                1   EACH      X-RAY TUBE
                1   LOT       INDICATOR LIGHTS, SWITCHES,
                              COMPONENTS, CABLES,
                              MISCELLANEOUS PARTS

                                   AGREEMENT
                                   ---------

        THIS AGREEMENT is made and entered into this 3rd day of JANUARY, 1995, by and among OPTO SENSORS, INC. ("OSI"), a California corporation, DEEPAK CHOPRA ("Chopra") and AJAY MEHRA ("Mehra").

        WHEREAS, OSI and Electronic Corporation of India Limited ("ECIL"), an Indian corporation, are parties to a joint venture regarding the manufacturing and selling of diode kits ("Joint Venture");

        WHEREAS, pursuant to the agreement between OSI and ECIL for the Joint Venture, OSI and ECIL agreed to contribute total capital up to the amount of $150,000.00 to be divided between OSI and ECIL on the basis of 51% and 49%, respectively;

        WHEREAS, the profits, losses distributions of the Joint Venture are to be allocated 51% to OSI and 49% to ECIL;

        WHEREAS, Chopra and Mehra have expressed an interest in participating as joint venturers in the Joint Venture; and

        WHEREAS, it is deemed by OSI to be in the best interests of said corporation to assign to Chopra and Mehra a portion of OSI's interest in the Joint Venture.

     NOW, THEREFORE, in consideration of the usual promises contained herein, the parties hereto agree as follows:

          1. OSI hereby sells, assigns, transfers and conveys to Chopra and Mehra a 15% interest (10 1/2% to Chopra and 4 1/2% to Mehra) in the Joint Venture, the result of which will be that (i) OSI shall own 36% of the Joint Venture and shall be allocated 36% of the profits, losses and distributions,
(ii) Chopra shall own 10 1/2% of the Joint Venture and shall be allocated 10 1/2% of the profits, losses and distributions and (iii) Mehra shall own 4 1/2% of the Joint Venture and shall be allocated 4 1/2% of the profits, losses and distributions.

          2. Chopra and Mehra hereby accept the aforesaid assignment and, subject to the terms and conditions of this Agreement, agree to be bound by the terms and conditions relating to the Joint Venture. Any and all contributions of capital, as well as any other payments required to be made by OSI regarding its present 51% ownership interest in the Joint Venture, shall be allocated among OSI, Chopra and Mehra on a pari passu basis in the same proportion as their ownership percentages (36%, 10 1/2% and 4 1/2%, respectively) in the Joint Venture.

          3. In the event that Chopra and/or Mehra are required or requested to give their consent to any action regarding the Joint Venture or to vote their Joint Venture interests, they will do so in accordance with the instructions given to them by OSI. In other words, any and all voting and decision making rights of Chopra and/or Mehra regarding the Joint Venture shall be exercised in accordance with OSI's instructions and wishes.

          4. This Agreement may not be amended or modified without the approval of the Board of Directors of OSI.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                      OPTO SENSORS, INC.

                                      By: /s/ Deepak Chopra
                                         --------------------------------

                                        /s/ Deepak Chopra
                                      -----------------------------------
                                      DEEPAK CHOPRA

                                        /s/ Ajay Mehra
                                      -----------------------------------
                                      AJAY MEHRA

                            AMENDMENT TO AGREEMENT
                            ----------------------

          THIS AMENDMENT TO AGREEMENT is made and entered into this 20th day of May, 1997, by and among OPTO SENSORS, INC. ("OSI"), a California corporation, DEEPAK CHOPRA ("Chopra") and AJAY MEHRA ("Mehra").

          WHEREAS, on January 3, 1995, the parties hereto entered into a certain Agreement which provided for the sale by OSI to Chopra and Mehra of a 15% interest in a certain joint venture between OSI and Electronics Corporation of India, Limited ("Assignment Agreement"); and

          WHEREAS, the parties hereto now wish to amend the Assignment
Agreement.

          NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration receipt of which is hereby acknowledged, the parties hereto agree as follows:

          1. Paragraph 3 of the Assignment Agreement is hereby deleted in its entirety.

          2. All of the other terms and conditions of the Assignment Agreement, except as specifically amended by Paragraph 1 above, shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereby have executed this Amendment to Agreement the day and year first above written.

                                    OPTO SENSORS, INC.

                                    By:/s/ Deepak Chopra
                                        __________________________________
                                         Deepak Chopra, President

                                     /s/ Deepak Chopra
                                    --------------------------------------
                                    DEEPAK CHOPRA


                                    /s/ Ajay Mehra
                                    --------------------------------------
                                    AJAY MEHRA